UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2005
CANCERVAX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2110 Rutherford Road, Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 494-4200

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     CancerVax Corporation management will host a conference call on Tuesday, October 4, 2005, to discuss the decision to discontinue the Phase 3 clinical trial of CanvaxinTM in patients with Stage III melanoma based upon the recommendation of the independent Data and Safety Monitoring Board (“DSMB”), which recently completed its planned, third, interim analysis of the data from this study, as further described below in Item 8.01, at 9:00 a.m. Eastern Time. A live audio webcast of management’s presentation will be available at http://ir.cancervax.com. Alternatively, callers may participate in the conference call by dialing (866) 831-6270 (domestic) or (617) 213-8858 (international). The passcode is 70660579. A replay of the conference call can be accessed by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international). The passcode for the replay is 42654318. The webcast will also be archived on CancerVax’s website.
     The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
     On October 3, 2005, CancerVax and Serono issued a press release announcing their decision to discontinue the Phase 3 clinical trial of Canvaxin in patients with Stage III melanoma based upon the recommendation of the independent DSMB, which recently completed its planned, third, interim analysis of the data from this study. The DSMB found that the data are unlikely to provide significant evidence of an overall survival benefit for patients with Stage III melanoma who were treated with Canvaxin versus those who received placebo.
     The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 3, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCERVAX CORPORATION

Date: October 3, 2005	By: /s/ David F. Hale
Name: David F. Hale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated October 3, 2005.